UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2010

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia		23219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 3, 2010, Xenith Bankshares, Inc. (“Xenith Bankshares”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) informing it that a NASDAQ Hearing Panel (the “Panel”) has determined to grant Xenith Bankshares’ request to remain listed on The NASDAQ Capital Market. The Panel’s determination is subject to the condition that on or before June 21, 2010, Xenith Bankshares must satisfy all initial listing requirements for listing on The NASDAQ Capital Market, and have its application for initial listing approved by the Listing Qualifications Staff. If Xenith Bankshares does not satisfy these conditions by that date, its common stock will be delisted from The NASDAQ Capital Market.

A copy of the press release issued by Xenith Bankshares on March 3, 2010 announcing receipt of the letter from NASDAQ is attached hereto as Exhibit 99.1 and is incorporated herein reference.

Item 9.01.	Financial Statement and Exhibits.

(d)           Exhibits.

99.1	Press release issued by Xenith Bankshares on March 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2010

XENITH BANKSHARES, INC.

By:	/S/ THOMAS W. OSGOOD
Thomas W. Osgood
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release issued by Xenith Bankshares on March 3, 2010.

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